Exhibit 5.1

Kane Kessler, P.C.
1350 Avenue of the Americas
New York, New York 10019

June 12, 2014

Platform Specialty Products Corporation
5200 Blue Lagoon Drive, Suite 855
Miami, Florida 33126

Re:	Platform Specialty Products Corporation Registration Statement on Form S-8

Gentlemen:

We have acted as special counsel to Platform Specialty Products Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) pertaining to the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of 5,178,815 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), pursuant to the Platform Specialty Products Corporation 2014 Employee Stock Purchase Plan (the “Plan”).

In our capacity as special counsel to the Company in connection with the matters referred to above, we have examined copies of the following: (i) the Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on January 22, 2014 and currently in effect (the “Certificate”), (ii) the Amended and Restated By-laws of the Company currently in effect (the “By-laws”), and records of certain of the Company’s corporate proceedings as reflected in its minute books, (iii) the Plan, (iv) a specimen certificate representing the Common Stock and (v) the Registration Statement, in the form it is to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof. We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinions hereinafter set forth.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company and certificates of public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

We have also assumed that the Company will cause certificates representing Shares issued in the future to be properly executed and delivered and will conform to the specimen certificate examined by us evidencing the Common Stock or, if the Shares are issued in book-entry form, an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with the Company’s transfer agent will be issued by said transfer agent, and that the Company will take all other actions appropriate for the due and proper issuance of such Shares.  We have assumed for purposes of this opinion that the Company will receive adequate consideration (not less than par value thereof) for all Shares issued under the Plan. We express no opinion regarding any Shares reacquired by the Company after initial issuance.

Based upon and subject to the qualifications, assumptions and limitations stated in this letter, it is our opinion that the Shares issuable by the Company, under and in accordance with all of the provisions of the Plan, have been duly authorized and will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

We are qualified to practice law in the State of New York and do not purport to be experts on any law other than the laws of the State of New York, the Delaware General Corporation Law and the Federal law of the United States. We are not admitted or qualified to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we deem necessary to render the opinions contemplated herein. We express no opinion regarding the Securities Act, or any other federal or state securities laws or regulations.

The opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus which forms a part thereof, other than as to the due authorization and validity of the Shares. In addition, we acknowledge and understand that this opinion letter may also be relied upon by Computershare Inc. This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations and administrative and judicial interpretations. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or regulations.

Very truly yours,

KANE KESSLER, P.C.

By:	/s/ Kane Kessler, P.C.
Kane Kessler, P.C.